SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_____________________________

Date of Report (Date of earliest event reported): September 18, 1995

CATERPILLAR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)


1-768 (Commission File Number)

37-0602744 (IRS Employer I.D. No.)

100 NE Adams Street, Peoria, IL (Address of principal executive offices)

61629 (Zip Code)

Registrant's telephone number, including area code:  (309) 675-1000

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Item 5.		Other Events

	Caterpillar Inc. today reaffirmed that its outlook for the full year 1995 remains essentially unchanged from the outlook issued at the beginning of the year. Business activity, as expected, will be somewhat lower in the second half of 1995 than in the first half.

	The company also said that to maintain dealer and company inventories in line with dealer selling rates, production schedules at several facilities around the world are being reduced. Profit for the third quarter 1995 is expected to be below profit for third quarter 1994.

	During the three-month June through August period, dealer retail machine sales were higher than one year ago and Caterpillar's machine orders from dealers for the same period were down only slightly. Currently, domestic dealer new machine inventories remain slightly above normal for current selling rates, while dealer inventories outside the United States are slightly below normal.

	Consistent with the outlook issued at the beginning of the year, profit and sales are expected to reach record levels for the full year 1995.



SIGNATURES

		Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


							CATERPILLAR INC.



							By:    R. Rennie Atterbury III
							  	     Vice President


Date:  September 18, 1995